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Exhibit 99.7

Networking the World's Business Data™

News Release

FOR IMMEDIATE RELEASE: June 1, 2005
Contacts
Media:	Investors:
Jil Backstrom	Renee Lyall
Office: (720) 558-4774	Office: (720) 558-4629
press.release@mcdata.com	renee.lyall@mcdata.com

McDATA Completes Acquisition of CNT

Customers Endorse the Combination

        BROOMFIELD, Colo.—June 1, 2005—McDATA Corporation (Nasdaq: MCDTA/MCDT), a leading provider of storage networking solutions, today announced that it has completed the acquisition of Computer Network Technology Corporation, "CNT" (Nasdaq: CMNT), a global expert in storage networking solutions. Founded in 1983, CNT has been one of the world's largest providers of comprehensive storage networking solutions, products and services, with 12 international subsidiaries and clients in more than 30 countries. Businesses worldwide depend on CNT to deliver business continuity solutions that drive efficiency, lower costs and reduce IT risks in the enterprise.

        "We have worked with both McDATA and CNT for years in our data centers and disaster recovery implementation," said Rod Williams, manager of hardware facilities for First Data Corporation, a large Midwest credit card processor and billing outsourcer. "To support disaster recovery for our credit card processing across both mainframe and open systems, we installed McDATA's Intrepid®-series Directors for FICON Cascading together with CNT's UltraNet® Edge 3000's for distance. The solution met our technical and business needs, while saving us substantial costs over other alternatives. The combination of McDATA and CNT lets us leverage a good working partnership with a vendor that delivers the broadest portfolio of storage networking product and services."

        "Thousands of customers like First Data Corporation depend on McDATA products and services for their SAN and WAN infrastructure," said John Kelley, chairman, president and CEO of McDATA. "Finalizing the acquisition of CNT is great news for us, our customers and our partners. We are very excited to be able to move forward today as a single company that offers hardware, software, services and solutions to globally connect and centrally manage data infrastructures across storage, metro and wide area environments."

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About McDATA (www.mcdata.com)

McDATA (Nasdaq: MCDTA/MCDT) is the leading provider of storage networking solutions, helping customers build, globally connect, optimize and centrally manage data infrastructures across SAN,

MAN and WAN environments. With nearly 25 years experience developing SAN products, services and solutions, McDATA is the trusted partner in the world's largest data centers, connecting more than two-thirds of all networked data.

Forward-Looking Statements

        This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, McDATA's relationships with EMC, IBM and HDS and the level of their orders, aggressive price competition by numerous other SAN and IP switch suppliers, OEM qualification of our new products, manufacturing constraints and other risk factors that are disclosed in McDATA's filings with the Securities and Exchange Commission. These cautionary statements by McDATA should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by McDATA. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. McDATA does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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McDATA Completes Acquisition of CNT